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                                                                    Exhibit 10.1

                                                                  August 7, 2002


Dr. Richard Lister
181 Forest Hill Road
Toronto, Ontario
M5P 2N3


Dear Richard:

         This letter (the "AGREEMENT") shall serve to set forth our mutual understanding and agreement as at August 7, 2002 (the "EFFECTIVE DATE") regarding your continued employment with Zemex Corporation (the "CORPORATION"), pursuant to the following terms and conditions:

1. DEFINITIONS. In this Agreement, unless the context otherwise requires, the following terms shall have the following meanings:

         "BOARD" shall mean the board of directors of the Corporation.

         "BUSINESS DAY" means a day other than a Saturday, Sunday, statutory holiday or other day on which banks are generally closed in Toronto.

         "CAUSE" shall mean any act or omission by you which would in law permit the Corporation to, without notice or payment in lieu of notice, terminate your employment.

         "CONFIDENTIAL INFORMATION" means non-public information not generally known about the Corporation and/or its affiliates, which the Corporation and/or any of its affiliates desires to protect and keep secret and confidential (including information and trade secrets conceived, originated, discovered or developed by the officers, executives or consultants either employed by or retained by the Corporation or its affiliates) concerning the business and affairs of the Corporation and/or its affiliates including, without limitation:

         (a) knowledge of all business or financial opportunities which are or may be available to the Corporation and/or its affiliates;


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                                      - 2 -

         (b)      all inventions and product enhancements and developments; or

         (c) the present and contemplated plans, strategies, costs, prices, systems, pricing policies and financial information used by the Corporation or its affiliates in connection with its business and client lists and information concerning the customers of the Corporation and/or its affiliates, their names, addresses, needs and preferences.

         It is understood, however, that Confidential Information shall not include Confidential Information that becomes part of the public domain by publication or otherwise, not due to any unauthorized act or omission by you.

         "DISABILITY" shall mean your inability to substantially fulfil your duties on behalf of the Corporation such that you have been approved for and have been in receipt of long term disability benefits for a period of six (6) consecutive months pursuant to the Corporation's long term disability plan.

         "ESPP" means the Corporation's employee stock purchase plan as the same is in effect at any relevant time.

         "OPTIONS" means those options granted to you pursuant to the Stock Option Plan.

         "SHARES" means those shares granted to you pursuant to the ESPP.

         "STOCK OPTION PLAN" means the Corporation's stock option plan as the same is in effect at any relevant time.

         "ZEMEX EXECUTIVE RETIREE ACCOUNT" means the Corporation's retiree benefit plan.

2. TERM. Subject to the provisions for termination hereinafter stated, your term of employment will continue from the date hereof until January 15, 2004, (the "EMPLOYMENT TERM") in the following manner:

         (a) from the Effective Date until January 15, 2003 (the "PRESIDENT TERM"), you shall continue your employment as President and Chief Executive Officer of the Corporation pursuant to the terms of this Agreement including the terms and conditions as contained in Schedule A and excluding those in Schedule B; and,

         (b) for the period from January 16, 2003 until January 15, 2004 (the "CONSULTANT TERM"), you shall assume and be employed in the position of Consultant to the Corporation pursuant to the terms of this Agreement


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                  including the terms and conditions as contained in Schedule B and excluding those in Schedule A.

         For greater certainty, your employment with the Corporation, in any manner whatsoever, shall, unless earlier terminated as herein provided, terminate on January 15, 2004.

3. EXPENSES. The Corporation shall reimburse you for all out-of-pocket expenses reasonably and properly incurred by you in connection with your duties hereunder, provided that you shall furnish in a timely manner to the Corporation statements and reports for all such expenses.

4. STOCK OPTIONS. In addition to any Options and Shares held by you as at the Effective Date, you shall be eligible for consideration to participate in and receive Options and acquire Shares pursuant to the Stock Option Plan and the ESPP and, any other share compensation arrangements of the Corporation in effect from time to time in which senior management of the Corporation are generally eligible to participate for the duration of the Employment Term. You shall have until December 31, 2004 to exercise any unexercised Options or purchase any Shares.

5. VESTED STOCKS AND LOANS. The parties agree that any outstanding loan obligations, common shares held by you in the capital of the Corporation, and any unexercised stock options will be subject to the terms and conditions contained in the agreement attached as Schedule "C" to this Agreement. In addition, you shall be entitled to receive a lump sum payment of US$885,000.00 to be paid on the Effective Date.

6. PENSION AND RETIRING ARRANGEMENTS. Until the termination of your employment, you will continue to participate in and accrue pension under the Corporation's pension plan, in accordance with the terms thereof, as such may be amended from time to time. In addition, the Corporation shall use its best efforts to increase your existing U.S. pension limit from U.S.$43,000.00 to the newly revised limit of U.S.$55,000.00 per annum. Should this not be possible the parties agree to share the costs equally of an annuity to provide for the difference between the limits on a per annum basis. For greater certainty, each party shall bear its own costs related to the purchase of its portion of the annuity including, but not limited to, any tax consequences incurred as a result of the purchase of this annuity.

7. TERMINATION. Your employment hereunder may be terminated by either the Corporation or by you prior to the end of the Employment Term, as the case may be, exercised by notice in writing at any time upon the happening of any of the


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         following events, in which event your employment shall terminate upon the date specified in such notice:

         (a)      by the Corporation for Cause;

         (b)      by the Corporation in the event of your death;

         (c) by the Corporation without Cause (and other than for the circumstances in paragraph 7(b), 7(d) or 7(e)), in which case you will receive the following:

                  (i) a lump sum equivalent to the base salary that you would have earned for the remainder of the Employment Term (the "NOTICE PERIOD") or at your option, salary continuation in accordance with the Corporation's payroll practices for the remainder of the Employment Term;

                  (ii) if such termination occurs prior to January 15, 2003, an amount in lieu of the value of any bonus contemplated under paragraph A.3(b) that you would have earned had you been employed until the end of the President Term (such amount to be calculated as the average of the bonus payments received by you for the 3 years prior to the termination of your employment);

                  (iii) continuation, during the Notice Period, of your participation in the benefit plans referenced in paragraph B.4 (excluding short-term disability, long-term disability and current life insurance benefits which shall cease at the end of the statutory notice period,) or if a plan or program does not permit the continuance of all or some of the benefits for some or all of the Notice Period, the Corporation shall make other arrangements at its own expense to make substantially similar benefits available to you, it being understood that you and your wife shall participate in the Zemex Executive Retiree Account commencing at the end of the Notice Period for your life; and

                  (iv) all Options and Shares will vest immediately upon the Effective Date; and the Options shall cease to be exercisable at the later of their respective expiry date and December 31, 2004, provided that the maximum term of any such Option or Share shall not exceed the period permitted by the Stock Option Plan or the ESPP, as the case may be.

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                                      - 5 -

         (d) by the Corporation, in the event of your Disability, in which case, you shall be entitled, to the extent you continue to qualify, to receive the long term disability benefits for executives of the Corporation in effect at such time in lieu of any other compensation whatsoever, together with all amounts owing to the effective date of termination; or

         (e) by you, by giving three (3) month's written notice to the Corporation.

8. MITIGATION. You shall not be required to mitigate the amount of any payments provided for under paragraph 7(c) by seeking other employment or otherwise, nor shall the amount of any payment provided for in such paragraph be reduced by any compensation earned by you as a result of employment by another employer during the Employment Term.

9. RELEASE. Each of the Corporation and you confirm that the provisions of paragraph 7(c) are reasonable and the total amount payable as outlined therein is an amount which has been agreed between them to be payable hereunder and is a reasonable estimate of the damages which will be suffered by you in the event of a termination without Cause and shall not be construed as a penalty. Except as provided herein, you agree to accept the payment provided for in paragraph 7(c) in full satisfaction of any and all claims you have or may have against the Corporation with the exception of any pension benefits owing pursuant to the Corporation's pension plan, any pension or retirement arrangements in accordance with paragraph 6 of this Agreement and any benefits pursuant to the Executive Retiree Account and you agree to release the Corporation with respect to same upon payment of said sum.

10. CONFIDENTIAL INFORMATION. You agree that all right, title and interest in and to the Confidential Information shall remain the exclusive property of the Corporation and the Confidential Information shall be held in trust by you for the benefit of the Corporation. You shall not, directly or indirectly, use or exploit the Confidential Information for any operational, commercial or other purpose whatsoever or in any manner detrimental to the Corporation or disclose, disseminate, impart or grant access to the Confidential Information to any person for any purpose.

         You shall not copy, reproduce in any form or store any retrieval system or database the Confidential Information without the prior written consent of the Corporation, except for such copies, reproductions and storage as may be reasonably required internally by you for the purpose for which you receive the Confidential Information. You shall return all Confidential Information to the Corporation on the termination of your employment or at any other time as may be requested.

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11.      NON-SOLICITATION. You shall not during the term of this Agreement and for a period of twelve (12) months following termination of employment for any reason on your own behalf or on behalf of any Person, whether directly or indirectly, in any capacity whatsoever, alone or through or in connection with any Person:

         (a) contact, deal with, pursue, accept, receive or solicit any business from any person who you know to be a prospective, current or former client (a "CLIENT") of the Corporation for the purpose of selling to the Client any products or services that are the same as or substantially similar to, or in any way competitive with, the products or services sold or intended to be sold by the Corporation, to your knowledge;

         (b) solicit the employment or engagement of or otherwise entice away from the employment of the Corporation or any affiliate any individual who is employed by the Corporation or any affiliate at the relevant time;

         (c) procure or assist any Person to solicit the employment or engagement of or otherwise entice away from the employment of the Corporation or any affiliate any individual who is employed by the Corporation. It is understood, however, that the giving of a reference, whether verbal or written, by you to a potential third party, on behalf of an employee will not constitute a breach of paragraph 11(b).

12. SURVIVAL. Notwithstanding the termination of this Agreement, (a) neither party shall be released from any obligation that accrued prior to the date of termination and (b) each party shall remain bound by the provisions of this Agreement which by their terms impose obligations upon that party that extend beyond the termination of this Agreement and more particularly, but not limited to, paragraphs 7, 10, 11 and B.4 hereof.

13. ASSIGNMENT. Except as otherwise expressly provided herein, neither this Agreement nor any rights or obligations shall be assignable by either party without the prior written consent of the other party hereto.

14. AMENDMENT AND WAIVER. No supplement, modification, amendment or waiver of this Agreement shall be binding unless executed in writing by both parties. No waiver of any of the provisions of this Agreement shall constitute a waiver of any other provision (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

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15.      SUCCESSORS AND ASSIGNS. This Agreement shall enure to the benefit of and be binding upon the parties and their respective heirs, executors and administrators or successors and permitted assigns, as the case may be.

16. SEVERABILITY. If any provision in this Agreement is determined to be invalid, void or unenforceable by the decision of any court of competent jurisdiction, which determination is not appealed or appealable for any reason whatsoever, the provision in question shall not be deemed to affect or impair the validity or enforceability of any other provision of this Agreement and such invalid or unenforceable provision or portion thereof shall be severed from the remainder of this Agreement.

17. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter contemplated herein and supersedes and replaces any provision of any other document heretofore entered into by them with respect to the subject matter of this Agreement, including but not limited to the Supplemental Retirement Plan for key employees dated January 1, 2001 and the Change in Control Agreement dated October 1, 1999.

18. INDEPENDENT LEGAL ADVICE. You acknowledge that you have been advised to obtain, and that you have obtained or have been afforded the opportunity to obtain, independent legal advice with respect to this Agreement and that you understand the nature and consequences of this Agreement.

19. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

20. INDEMNIFICATION. If, at any time, a dispute arises between the parties regarding the interpretation of this Agreement, all reasonable legal fees and expenses incurred by you relating to this dispute shall be reimbursed by the Corporation upon receipt of proof of payment.

21. COUNTERPARTS. This Agreement may be executed by the parties in one or more counterparts, each of which when so executed and delivered shall be deemed to be an original and such counterparts shall together constitute one and the same instrument.

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If the foregoing correctly sets forth your understanding with respect to your employment by the Corporation, please so indicate by signing where indicated below.


                                       ZEMEX CORPORATION



                                       By: /s/ Jonathan Goodman
                                           -------------------------------------
                                           Name: Jonathan Goodman
                                           Title: Director and Officer of the
                                           Board of Directors and Chair of the
                                           Compensation Committee


AGREED AND ACCEPTED
as of the date first written above.


/s/ Richard L. Lister
------------------------------------
Richard Lister

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                                  SCHEDULE "A"

         Further to Article 2 of the Agreement, your employment as President and Chief Executive Officer with the Corporation shall continue pursuant to the following terms and conditions:

A.1 TERM. Subject to the provisions for termination contained in Article 7 of the Agreement, from the Effective Date to January 15, 2003 (the "President Term"), you shall continue your employment as President and Chief Executive Officer of the Corporation.

A.2 DUTIES. Subject always to the control and direction of the Board in accordance with the Corporation's corporate governance practices from time to time, you shall:

         (a) faithfully serve the Corporation and carry out those responsibilities as are necessary to perform the functions associated with the position of President and Chief Executive Officer;

         (b) devote all of your working time, skill, experience and attention to carry out the responsibilities consistent with the position of President and Chief Executive Officer and not at any time engage in conduct which would significantly interfere with the performance of your duties or which would constitute a conflict with the interest of the Corporation or its affiliates;

         (c) use your best efforts to promote the success and the best interests of the Corporation and its affiliates;

         (d) not incur any debt, liability or obligation, or enter into any contract or agreement for, or on behalf of, or in the name of the Corporation except in the ordinary course of business unless duly authorized by the Corporation; and

         (e) follow the lawful policies and procedures established by the Board from time to time and which have been documented in writing.

A.3 REMUNERATION. As compensation for the performance of your duties during the President Term:

         (a) the Corporation shall pay to you a salary at the rate of U.S.$300,000.00 per annum, payable bi-weekly in arrears less those deductions, withholdings or contributions which are required by law; and

         (b) you shall be entitled to participate in any incentive compensation plan which is implemented by the Corporation in the manner and to the extent

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                                      - 2 -

                  that senior executives of the Corporation are permitted to participate as determined by the Board, in its sole discretion.

A.4 BENEFITS. Subject to Section 7(c) of the Agreement, throughout the President Term, you shall be entitled to continue to participate in all of the employee benefit plans for senior management of the Corporation resident in Canada in effect from time to time (the "BENEFIT PLANS") in accordance with the terms of such Benefit Plans. It is understood and agreed that the Benefit Plans may be amended by the Corporation from time to time. Your vacation entitlement will continue to be covered by company policy in effect as of the Effective Date. Subject to the provisions contained in Schedule B, upon completion of the President Term, any entitlement to the above Benefit Plans and vacation shall cease.

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                                  SCHEDULE "B"

         Further to Article 2 of the Agreement, your employment as President and Chief Executive Officer shall cease upon completion of the President Term and on January 15, 2003 you shall assume the position of Consultant to the Corporation pursuant to the following terms and conditions:

B.1 TERM. Subject to the provisions for termination contained Article 8 of the Agreement, from January 16, 2003 until January 15, 2004 (the "Consultant Term"), you shall continue your employment as Consultant to the Corporation.

B.2 DUTIES. Subject always to the control and direction of the Board in accordance with the Corporation's corporate governance practices from time to time, you shall:

         (a) provide consulting services and special projects for the Corporation as may be assigned from time to time, for a maximum of one hundred (100) days for the duration of the Consultant Term, such services to be performed during normal business hours, Monday through Friday, holidays excepted;

         (b) faithfully serve the Corporation and carry out those responsibilities as are necessary to perform the services as may be assigned from time to time;

         (c) not incur any debt, liability or obligation, or enter into any contract or agreement for, or on behalf of, or in the name of the Corporation unless duly authorized by the Corporation in writing; and,

         (d) follow the lawful policies and procedures established by the Board from time to time and which have been documented in writing.

B.3 REMUNERATION. As compensation for the performance of your duties during the Consultant Term, the Corporation shall pay to you a salary at the rate of U.S.$210,000.00 per annum, payable bi-weekly in arrears less those deductions, withholdings or contributions which are required by law. At your request, the salary shall be paid by either of the Corporation or Zemex U.S.

B.4 BENEFITS. Subject to Section 7(c) of the Agreement, throughout the Consultant Term you shall be entitled to continue to participate in the Benefit Plans in accordance with the terms of such Benefit Plans provided that if you are no longer eligible to participate in any of such plans, you and your wife will immediately be covered by the Zemex Executive Retiree Account and for greater certainty, and notwithstanding anything in this Section B.4, you and your wife will be covered by the Zemex Retiree Account for the length of your life commencing at the end of the Consultant Term.

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                                                                  EXECUTION COPY

                                  SCHEDULE "C"

                                    AGREEMENT

         Agreement dated August 7, 2002 (the "AGREEMENT") among Richard L. Lister ("LISTER"), Zemex Corporation ("ZEMEX") and The Dundee Bank ("DUNDEE").

         RECITALS:

         (a) Lister is the beneficial owner of 534,402 issued and outstanding common shares in the capital of Zemex;

         (b) Lister and Zemex have entered into an employment agreement dated as of the date hereof (the "EMPLOYMENT AGREEMENT") whereby Lister and Zemex have agreed to enter into this Agreement;

         (c) Lister is eligible to exercise options to purchase common shares in the capital of Zemex ("OPTIONS") pursuant to Zemex's 1999 stock option plan (the "STOCK OPTION PLAN");

         (d) Lister is indebted to the Bank of America for US$600,000 plus interest (the "BANK LOAN");

         (e) Lister is indebted (i) to Zemex for US$500,000 plus interest (the "RECEIVABLE DEBT"), and (ii) to Zemex U.S. Corporation ("ZEMEX U.S.") for US$1,259,000 evidenced by a promissory note (the "EXISTING NOTE LOAN");

         (f) Zemex U.S. has guaranteed Lister's obligations under the Bank Loan (the "GUARANTEE"); and

         (g) Lister, Zemex and Dundee intend to complete various transactions relating to (i) the common shares held by Lister in the capital of Zemex, and (ii) the repayment of the Existing Note Loan, the Bank Loan and the Receivable Debt.

         In consideration of the foregoing and the mutual agreements contained herein (the receipt and adequacy of which are hereby acknowledged), the parties agree as follows:


SECTION 1  CLOSING DATE.

         Lister, Zemex and Dundee hereby agree that the transactions contemplated in this Agreement shall be completed on August 7, 2002, or such earlier or later date as the parties may agree in writing (the "CLOSING DATE").

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                                       -2-

SECTION 2  THE TRANSACTIONS.

22. Lister hereby agrees to sell, assign and transfer to Dundee and Dundee agrees to purchase from Lister on the Closing Date, 100,000 common shares held by Lister in the capital of Zemex (the "DUNDEE SHARES") for US$6.96 per share. The aggregate purchase price of US$696,000 shall be payable as directed by Lister.

23. Lister hereby agrees to sell, assign and transfer to Zemex and Zemex agrees to purchase from Lister on the Closing Date, 340,000 common shares held by Lister in the capital of Zemex (the "ZEMEX SHARES") for US$6.96 per share. The aggregate purchase price of US$2,366,400 shall be payable as directed by Lister.

24. Zemex hereby agrees to pay to Lister on the Closing Date, the aggregate amount of US$256,800 in connection with the election by Lister, as of June 28, 2002, to require Zemex to purchase for cancellation 120,000 Options exercisable at US$6.26 and 100,000 Options exercisable at US$5.21 (collectively, the "REPURCHASED OPTIONS") pursuant to Section 6(5) of the Stock Option Plan. The aggregate proceeds for the exercise of the Repurchased Options shall be payable as directed by Lister.

25.      Lister hereby agrees, on the Closing Date:

         (a) to use US$613,588.34 from the proceeds of the purchase and sale of the Zemex Shares to repay the principal amount plus interest outstanding under the Bank Loan;

         (b) to use US$1,259,000 from the proceeds of the purchase and sale of the Zemex Shares to repay the principal amount outstanding under the Existing Note Loan; and

         (c) to use US$511,136.11 from the proceeds of the purchase and sale of the Zemex Shares and from the proceeds of the purchase for cancellation of the Repurchased Options to repay the principal amount outstanding under the Receivable Debt.

26. Zemex hereby agrees to issue on the Closing Date, Options to purchase 165,000 common shares in the capital of Zemex to Lister. Such Options shall vest as of the Closing Date and be exercisable at US$6.96 per common share.

27. Zemex hereby agrees to grant on the Closing Date, a bonus of US$885,000 (the "BONUS") as set out in the Employment Agreement. The Bonus shall be paid on August 15, 2002.

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                                                                  EXECUTION COPY

DELIVERIES.

         Subject to the other provisions of this Agreement:

         (a)      Lister hereby agrees to deliver on the Closing Date:

                  (i) to Dundee, share certificates representing, in the aggregate, the Dundee Shares;

                  (ii) to Zemex, share certificates representing, in the aggregate, the Zemex Shares;

                  (iii) to cause the Bank of America to deliver a release by the Bank of America, in favour of Lister of all obligations under the Bank Loan, and a release by the Bank of America, in favour of Zemex U.S. of the Guarantee; and

                  (iv) such other documents as may be reasonably requested by Zemex or Dundee, as the case may be, to give effect to the transactions contemplated herein.

         (b) Zemex hereby agrees to deliver to Lister on the Closing Date, payment for the proceeds payable to Lister for the purchase and sale of the Zemex Shares and the Repurchased Options as set out in Section 2 above, and such documents as may be reasonably required to give effect to the transactions contemplated herein, including, without limitation a release by Zemex, and to cause Zemex U.S. to deliver a release by Zemex U.S., in favour of Lister of all obligations of Lister under the Receivable Debt and Existing Note Loan; and

         (c) Dundee hereby agrees to deliver to Lister on the Closing Date payment for the proceeds payable to Lister for the purchase and sale of the Dundee Shares as set out in Section 2 above, and such documents as may be reasonably requested by Lister to give effect to the transactions contemplated herein.


LISTERS' REPRESENTATIONS AND WARRANTIES.

         Lister hereby represents and warrants as follows to each of Zemex and Dundee with respect to himself only and acknowledges and confirms that Zemex and Dundee are relying upon such representations and warranties in connection with the closing of the transactions contemplated herein:

         (h) QUALIFICATION. Lister has all necessary power to enter into and perform his obligations under this Agreement;

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                                                                  EXECUTION COPY

         (i) VALIDITY OF AGREEMENT. The execution, delivery and performance by Lister of this Agreement:

                  (i) do not (or would not with the giving of notice, the lapse of time or the happening of any other event or condition) result in a breach or a violation of, or conflict with, or allow any other party to exercise any rights under any material contracts or instruments to which he is a party or pursuant to which any of his assets or property may be affected; and

                  (ii)     will not result in the violation of any law;

         (j) EXECUTION AND BINDING OBLIGATION. This Agreement has been duly executed and delivered by Lister and constitutes a legal, valid and binding obligation of Lister enforceable against him in accordance with its terms;

         (k) NO OTHER AGREEMENTS TO PURCHASE. Except for Zemex's or Dundee's rights under this Agreement, no other party has any written or oral agreement, option or warrant or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming such for the purchase or acquisition from Lister of any of the Zemex Shares or the Dundee Shares;

         (l) TITLE TO THE ZEMEX SHARES AND THE DUNDEE SHARES. The Zemex Shares and Dundee Shares held by Lister are owned by Lister as the registered owner with good title, free and clear of all liens. Upon completion of the transactions contemplated by this Agreement, each of Zemex and Dundee will have good and valid title to the Zemex Shares and Dundee Shares, respectively, free and clear of all liens; and

         (m) RESIDENCE. Lister is not a non-resident of Canada for the purposes of the Income Tax Act (Canada).

DUNDEE'S REPRESENTATIONS AND WARRANTIES.

         Dundee hereby represents and warrants as follows to each of Lister and Zemex and acknowledges and confirms that Lister and Zemex are relying upon such representations and warranties in connection with the closing of the transactions contemplated herein:

         (d) QUALIFICATION. Dundee has all necessary power to enter into and perform its obligations under this Agreement;

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                                                                  EXECUTION COPY

         (e) VALIDITY OF AGREEMENT. The execution, delivery and performance by Dundee of this Agreement;

                  (i) has been duly authorized by all necessary action on the part of Dundee;

                  (ii) does not (or would not within the giving of notice, the lapse of time or the happening of any other event or condition) result in a breach or a violation of, or conflict with, or allow any other party to exercise any rights under any material contracts or instruments to which it is a party or pursuant to which any of its assets or property may be affected; and

                  (iii)    will not result in the violation of any law; and

         (f) EXECUTION AND BINDING OBLIGATION. This Agreement has been duly executed and delivered by Dundee and constitutes a legal, valid and binding obligation of Dundee enforceable against it in accordance with its terms.


ZEMEX'S REPRESENTATIONS AND WARRANTIES.

         Zemex hereby represents and warrants as follows to each of Lister and Dundee and acknowledges and confirms that Lister and Dundee are relying upon such representations and warranties in connection with the closing of the transactions contemplated herein:

         (g) QUALIFICATION. Zemex has all necessary power to enter into and perform its obligations under this Agreement;

         (h) VALIDITY OF AGREEMENT. The execution, delivery and performance by Zemex of this Agreement;

                  (i) have been duly authorized by all necessary action on the part of Zemex;

                  (ii) do not (or would not with the giving of notice, the lapse of time or the happening of any other event or condition) result in a breach or a violation of, or conflict with, or allow any other party to exercise any rights under any material contracts or instruments to which it is a party or pursuant to which any of its assets or property may be affected;

                  (iii)    will not result in the violation of any law; and

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                                                                  EXECUTION COPY

         (i) EXECUTION AND BINDING OBLIGATION. This Agreement has been duly executed and delivered by Zemex and constitutes a legal, valid and binding obligation of Zemex enforceable against it in accordance with its terms.


CONDITIONS FOR THE BENEFIT OF ZEMEX AND DUNDEE.

         The closing of the transactions contemplated in this Agreement are subject to the following conditions to be fulfilled or performed prior to the closing of the transactions contemplated in this Agreement, which conditions are for the exclusive benefit of Zemex or Dundee and may be waived, in whole or in part, by Zemex or Dundee in their sole discretion:

         (n) TRUTH OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Lister contained in this Agreement shall have been true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of such date;

         (o) PERFORMANCE OF COVENANTS. Lister shall have fulfilled or complied with all covenants contained in this Agreement to be fulfilled or complied with by him at or prior to the closing of the transactions contemplated in this Agreement; and

         (p) REPAYMENT OF EXISTING DEBT. The Bank Loan, the Receivable Debt and the Existing Note Loan shall have been repaid in full and all security related thereto shall have been released.


CONDITIONS FOR THE BENEFIT OF LISTER.

         The closing of the transactions contemplated in this Agreement are subject to the following conditions to be fulfilled or performed prior to the closing of the transactions contemplated in this Agreement, which conditions are for the exclusive benefit of Lister may by waived, in whole or in part, by Lister in his sole discretion:

         (j) TRUTH OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of each of Zemex and Dundee contained in this Agreement shall have been true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date with the same force and effect as if such representations and warranties have been made on and as of such date; and

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                                       -7-

         (k) PERFORMANCE OF COVENANTS. Dundee and Zemex shall have fulfilled or complied with all covenants contained in this Agreement to be fulfilled or complied with by each of them at or prior to the closing of the transactions contemplated in this Agreement.

NO REPRESENTATION RESPECTING SECURITIES LAWS.

Lister and Zemex hereby acknowledge and agree:

         (q) that Dundee has retained and sought the advice of counsel with respect to this Agreement and the transactions contemplated herein; and

         (r) that Dundee makes no representations herein respecting compliance with any securities laws applicable to this Agreement and the transactions contemplated herein.

Dundee hereby acknowledges that Lister and Zemex make no representations herein respecting the applicability of any securities laws to the purchase and sale of the Dundee Shares.

MATTERS RELATED TO VOTING.

         Lister and Dundee hereby agree as follows:

         (s) Lister shall cast the votes attached to the common shares held by Lister in the capital of Zemex on the Closing Date, or such common shares that may be purchased by Lister pursuant to Options held by him on the Closing Date, with the exception of any common shares in the capital of Zemex purchased or otherwise acquired by Lister after the Closing Date (the "REMAINING LISTER Shares") in person or by proxy at any meeting of the shareholders of Zemex or by written resolution of all of the shareholders of Zemex in accordance with the written direction of Dundee in respect of any item of business, resolution, matter, question or proposition concerning Zemex that may come before a meeting of the shareholders of Zemex or may require the authorization of all of the shareholders of the Corporation by written resolution; and

         (t) Lister shall incur no personal or other liability under this 0 save and except for those which arise by reason of his acting otherwise than in accordance with this 0.

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                                       -8-

RIGHT OF FIRST REFUSAL ON THE REMAINING LISTER SHARES.

28. Lister hereby agrees, and Dundee hereby acknowledges that if at any time after the Closing Date Lister wishes to sell or transfer all or a portion of the Remaining Lister Shares then held by him whether pursuant to an offer received by Lister from a third party or otherwise, then he shall first offer to sell (the "OFFER") such shares to Dundee upon the same terms and conditions as the offer from such third party or otherwise.

29. The Offer shall be sent by notice in writing to Dundee and shall be open for acceptance by Dundee for three (3) days (the "OFFER PERIOD") from the receipt of the Offer by Dundee.

30. Dundee shall be obliged by notice in writing to Lister received within, but not after the expiration of, the Offer Period at its sole option to either:

         (u)      accept the Offer, or

         (v) reject the Offer, in which case the Offer Period with respect to the Remaining Lister Shares that are the subject of the Offer shall expire on the date the Offer is rejected.

31. If Dundee does not accept the Offer by notice in writing by the expiry of the Offer Period, then it shall be deemed to have rejected the Offer on such date.

32. If Dundee shall have accepted the Offer, then Lister shall sell to Dundee, and Dundee shall purchase from Lister, the Remaining Lister Shares that are the subject of the Offer, all in accordance with the terms and conditions established with respect to the Offer.

33. If, after having exhausted the above procedures, Dundee has rejected the Offer or if less than all of the Remaining Lister Shares that are the subject of the Offer will be purchased by Dundee, then Lister shall be free to sell all of the Remaining Lister Shares that are the subject of the Offer or those Remaining Lister Shares that are the subject of the Offer that Dundee has refused to purchase. For greater certainty, such Remaining Lister Shares shall no longer be subject to Section 10 and this Section 11.

NOTICES.

         Any notice, direction or other communication to be given by Dundee or by Lister under Sections 10 or 11 herein shall be in writing and given by delivering it or sending it by facsimile or other similar form of recorded communication addressed:

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                                                                  EXECUTION COPY

                                       -9-

         (a)      to Lister at:

                  181 Forest Hill Road
                  Toronto, Ontario
                  M5P 2N3

                  Attention:              Richard L. Lister

                  Telephone:              (416) 485-4266

                  Facsimile:              (416) 485-4266 (call ahead)

         (b)      to Dundee at:

                  Scotia Plaza
                  Suite 5500
                  40 King Street West
                  Toronto, Ontario
                  M5H 4A9

                  Attention:              Jonathan Goodman

                  Telephone:              416-863-6990

                  Facsimile:              416-363-4536

Any such communication shall be deemed to have been validly and effectively given if (i) personally delivered, on the date of such delivery if such date is a business day and such delivery was made prior to 4:00 p.m. (Toronto time), otherwise on the next business day, (ii) transmitted by facsimile or similar means of recorded communication on the business day following the date of transmission. Any party may change its address for service from time to time by notice given in accordance with the foregoing and any subsequent notice shall be sent to the party at its changed address.


EXPENSES.

         Except as otherwise expressly provided in this Agreement all costs and expenses (including the fees and disbursements of legal counsel) incurred in connection with this Agreement and the transactions contemplated therein shall be paid by the party incurring such expenses.

SURVIVAL.

         Lister, Zemex and Dundee hereby agree that the covenants, representations and warranties of each party contained in this Agreement and in any certificates or documents delivered pursuant to or in connection with the transactions herein provided for shall survive the closing of such transactions and, notwithstanding

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                                      -10-

such closing, and regardless of any investigation by or on behalf of Lister, Zemex or Dundee with respect thereto, shall continue in full force and effect for the benefit of such party, as applicable, without limitation of time, subject only to applicable limitation periods imposed by law, if any.


TIME OF THE ESSENCE.

         Time shall be of the essence of this Agreement.

ENUREMENT.

         This Agreement shall become effective when executed by Lister, Zemex and Dundee and after that time shall be binding upon and enure to the benefit of the parties, their respective heirs, executors, legal personal representatives, successors and assigns.

WAIVER.

34. No waiver of any of the provisions of this Agreement shall be deemed to constitute a waiver of any other provision (whether or not similar), nor shall such waiver be binding unless executed in writing by the party to be bound by the waiver.

35. No failure on the part of Lister, Zemex or Dundee to exercise, and no delay in exercising any right under this Agreement shall operate as a waiver of such right; nor shall any single or partial exercise of any such right preclude any other or further exercise of such right or the exercise of any other right.

ENTIRE AGREEMENT.

         This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties with respect to the subject matter hereof. There are no representations, warranties, covenants, conditions or other agreements, express or implied, collateral, statutory or otherwise, among the parties in connection with the subject matter of this Agreement except as specifically set forth herein and no party has relied or is relying on any other information, discussion or understanding in entering into and completing the transactions contemplated in this Agreement.

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                                                                  EXECUTION COPY

                                      -11-

FURTHER ASSURANCES.

         Each of the parties covenants and agrees to do such things, to attend such meetings and to execute such further documents and assurances as may be deemed necessary or advisable from time to time in order to carry out the terms and conditions of this Agreement in accordance with their true intent.


SEVERABILITY.

         If any provision of this Agreement shall be determined by an arbitrator or any court of competent jurisdiction to be illegal, invalid or unenforceable, that provision shall be severed from this Agreement and the remaining provisions shall continue in full force and effect.

GOVERNING LAW.

         This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.


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COUNTERPARTS.

         This Agreement may be executed in any number of counterparts (including counterparts by facsimile) and all such counterparts taken together shall be deemed to constitute one and the same instrument.

         IN WITNESS WHEREOF the parties have executed this Agreement.



                                            RICHARD L. LISTER


/s/ Nancy Ramalho                           /s/ Richard L. Lister
-------------------------------------       ------------------------------------
Witness


                                             ZEMEX CORPORATION



                                             By: /s/ Jonathan Goodman
                                                --------------------------------
                                                Authorized Signing Officer



                                             THE DUNDEE BANK



                                             By: /s/ D.K. Charter
                                                --------------------------------
                                                Authorized Signing Officer